Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2007-HE1
(filed pursuant to Rule 433; SEC file No. 333-139507)

SUBJECT TO REVISION Dated June 21, 2007

MBS New Issue Free Writing Prospectus

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Carrington Mortgage Services, LLC
Servicer

Wells Fargo Bank, N.A.
Master Servicer & Securities Administrator

EMC Mortgage Corporation
Interim Servicer & Responsible Party

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-HE1
Issuing Entity

June 21, 2007

Carrington Investment Services, LLC

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-337-1385.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Total Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$386,322,237.62
Number of Mortgage Loans:	1,745
Average Scheduled Principal Balance:	$221,388.10
Weighted Average Gross Coupon:	8.784%
Weighted Average Original Credit Score:	591
Weighted Average Original LTV Ratio²:	78.23%
Weighted Average Combined Original LTV Ratio²:	78.44%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	359
Weighted Average Original Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.731%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.017%
Interest Only Loans:	8.68%
Silent Seconds:	1.12%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Product Type

Produ ct Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 FIXED	1	$133,424.82	0.03%	$133,424.82	696	54.00%	6.875%
15 FIXED	16	2,171,509.20	0.56	135,719.33	598	62.27	8.278
20 FIXED	3	599,179.38	0.16	199,726.46	648	65.71	6.921
25 FIXED	8	794,624.78	0.21	99,328.10	621	71.78	7.848
2YR-ARM	477	99,060,309.03	25.64	207,673.60	569	76.21	9.399
2YR-ARM 10YR-IO	10	3,204,200.00	0.83	320,420.00	626	85.56	8.777
2YR-ARM 2YR-IO	1	620,000.00	0.16	620,000.00	616	85.52	7.350
2YR-ARM 5YR-IO	64	21,149,443.26	5.47	330,460.05	619	79.68	7.988
2YR-ARM Recast	1	157,530.22	0.04	157,530.22	596	91.16	8.250
30 Fixed 10YR-IO	2	695,998.58	0.18	347,999.29	621	72.80	9.225
30 FIXED	369	59,955,471.91	15.52	162,480.95	607	76.97	8.641
30 FIXED 5YR-IO	8	2,554,000.00	0.66	319,250.00	642	86.69	8.019
30 FIXED Recast	1	322,567.51	0.08	322,567.51	585	95.00	7.500
3YR-ARM	55	10,603,291.04	2.74	192,787.11	605	79.51	8.514
3YR-ARM 10YR-IO	1	450,000.00	0.12	450,000.00	667	84.11	8.100
3YR-ARM 5YR-IO	17	4,868,797.42	1.26	286,399.85	636	78.88	7.542
40/30 2YR-ARM	389	100,816,787.62	26.10	259,169.12	583	79.62	8.921
40/30 3YR-ARM	31	7,775,286.47	2.01	250,815.69	578	75.30	8.215
40/30 5YR-ARM	1	361,498.31	0.09	361,498.31	735	59.83	6.325
40/30 FIXED	114	24,926,545.38	6.45	218,653.91	592	79.18	8.907
50/30 2YR-ARM	84	23,487,979.03	6.08	279,618.80	597	80.58	8.482
50/30 3YR-ARM	41	8,955,645.37	2.32	218,430.37	609	81.23	7.397
50/30 5YR-ARM	3	825,801.48	0.21	275,267.16	658	74.74	7.366
50/30 FIXED	43	10,995,550.20	2.85	255,710.47	636	79.25	7.740
5YR-ARM	5	836,796.61	0.22	167,359.32	626	75.61	9.318
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	10	$2,095,377.51	0.54%	$209,537.75	698	72.34%	5.789%
6.001—6.500	37	10,078,585.94	2.61	272,394.21	671	74.43	6.324
6.501—7.000	105	25,548,539.13	6.61	243,319.42	652	76.18	6.807
7.001—7.500	104	29,185,822.29	7.55	280,632.91	616	77.20	7.344
7.501—8.000	181	44,964,967.40	11.64	248,425.23	615	78.11	7.807
8.001—8.500	177	42,392,495.20	10.97	239,505.62	600	78.10	8.308
8.501—9.000	297	70,209,232.61	18.17	236,394.72	584	77.95	8.796
9.001—9.500	221	50,486,882.94	13.07	228,447.43	575	80.16	9.295
9.501—10.000	287	54,365,455.15	14.07	189,426.67	563	79.18	9.789
10.001—10.500	150	30,884,320.70	7.99	205,895.47	564	78.41	10.276
10.501—11.000	94	15,725,350.46	4.07	167,290.96	556	78.26	10.740
11.001—11.500	32	4,956,396.92	1.28	154,887.40	551	79.23	11.246
11.501—12.000	26	3,623,137.56	0.94	139,351.44	542	74.58	11.778
12.001—12.500	24	1,805,673.81	0.47	75,236.41	601	87.67	12.374
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	21	$922,553.88	0.24%	$43,931.14	594	70.32%	10.939%
50,000.01—100,000.00	205	16,068,563.01	4.16	78,383.23	575	72.78	9.869
100,000.01—150,000.00	374	46,759,931.83	12.10	125,026.56	585	75.61	9.110
150,000.01—200,000.00	325	56,631,086.74	14.66	174,249.50	583	76.70	8.956
200,000.01—250,000.00	282	62,635,669.74	16.21	222,112.30	593	76.82	8.551
250,000.01—300,000.00	187	51,355,302.24	13.29	274,627.28	589	78.82	8.725
300,000.01—350,000.00	91	29,367,061.83	7.60	322,714.97	595	77.68	8.559
350,000.01—400,000.00	92	34,538,069.31	8.94	375,413.80	593	80.44	8.612
400,000.01—450,000.00	45	19,054,855.52	4.93	423,441.23	591	80.08	8.792
450,000.01—500,000.00	40	19,162,833.06	4.96	479,070.83	592	80.81	8.763
500,000.01—550,000.00	28	14,711,893.16	3.81	525,424.76	598	84.49	8.532
550,000.01—600,000.00	17	9,688,861.90	2.51	569,933.05	616	84.13	8.425
600,000.01—650,000.00	24	15,043,848.21	3.89	626,827.01	614	80.63	8.464
650,000.01—700,000.00	7	4,716,110.81	1.22	673,730.12	617	85.51	8.619
700,000.01—750,000.00	2	1,407,521.31	0.36	703,760.66	592	87.51	8.864
750,000.01—800,000.00	3	2,366,875.07	0.61	788,958.36	590	73.50	8.896
800,000.01—850,000.00	1	841,200.00	0.22	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	0.27	1,050,000.00	622	69.08	8.625
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	21	$922,553.88	0.24%	$43,931.14	594	70.32%	10.939%
50,000.01—100,000.00	210	16,568,265.55	4.29	78,896.50	574	72.67	9.830
100,000.01—150,000.00	369	46,260,229.29	11.97	125,366.48	585	75.68	9.116
150,000.01—200,000.00	330	57,629,299.82	14.92	174,634.24	583	76.19	8.943
200,000.01—250,000.00	277	61,637,456.66	15.95	222,517.89	593	77.29	8.557
250,000.01—300,000.00	187	51,355,302.24	13.29	274,627.28	589	78.82	8.725
300,000.01—350,000.00	92	29,717,015.18	7.69	323,011.03	594	77.49	8.581
350,000.01—400,000.00	91	34,188,115.96	8.85	375,693.58	594	80.64	8.593
400,000.01—450,000.00	45	19,054,855.52	4.93	423,441.23	591	80.08	8.792
450,000.01—500,000.00	41	19,662,510.30	5.09	479,573.42	592	80.77	8.748
500,000.01—550,000.00	27	14,212,215.92	3.68	526,378.37	598	84.67	8.545
550,000.01—600,000.00	17	9,688,861.90	2.51	569,933.05	616	84.13	8.425
600,000.01—650,000.00	24	15,043,848.21	3.89	626,827.01	614	80.63	8.464
650,000.01—700,000.00	7	4,716,110.81	1.22	673,730.12	617	85.51	8.619
700,000.01—750,000.00	2	1,407,521.31	0.36	703,760.66	592	87.51	8.864
750,000.01—800,000.00	3	2,366,875.07	0.61	788,958.36	590	73.50	8.896
800,000.01—850,000.00	1	841,200.00	0.22	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	0.27	1,050,000.00	622	69.08	8.625
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	1	$133,424.82	0.03%	$133,424.82	696	54.00%	6.875%
121—180	16	2,171,509.20	0.56	135,719.33	598	62.27	8.278
181—240	3	599,179.38	0.16	199,726.46	648	65.71	6.921
241—300	8	794,624.78	0.21	99,328.10	621	71.78	7.848
301—360	1,717	382,623,499.44	99.04	222,844.20	591	78.36	8.792
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	1	$133,424.82	0.03%	$133,424.82	696	54.00%	6.875%
121—180	16	2,171,509.20	0.56	135,719.33	598	62.27	8.278
181—240	3	599,179.38	0.16	199,726.46	648	65.71	6.921
241—300	8	794,624.78	0.21	99,328.10	621	71.78	7.848
301—360	1,717	382,623,499.44	99.04	222,844.20	591	78.36	8.792
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10.01—15.00	1	$49,976.86	0.01%	$49,976.86	515	10.53%	9.790%
15.01—20.00	3	313,465.11	0.08	104,488.37	620	18.32	8.308
20.01—25.00	5	460,541.24	0.12	92,108.25	550	21.87	9.461
25.01—30.00	6	1,005,021.98	0.26	167,503.66	580	27.83	9.199
30.01—35.00	7	706,770.88	0.18	100,967.27	609	33.12	8.920
35.01—40.00	20	2,900,352.27	0.75	145,017.61	574	37.77	8.864
40.01—45.00	22	3,450,663.21	0.89	156,848.33	578	42.84	8.839
45.01—50.00	41	6,641,630.09	1.72	161,990.98	580	48.22	8.576
50.01—55.00	43	8,030,820.33	2.08	186,763.26	602	52.52	8.255
55.01—60.00	61	12,515,972.78	3.24	205,179.88	584	58.16	8.341
60.01—65.00	102	20,236,676.15	5.24	198,398.79	591	63.24	8.431
65.01—70.00	131	29,088,698.93	7.53	222,051.14	583	68.95	8.761
70.01—75.00	214	46,710,250.44	12.09	218,272.20	579	74.08	8.928
75.01—80.00	347	76,850,610.35	19.89	221,471.50	579	79.50	8.894
80.01—85.00	314	75,591,377.84	19.57	240,736.87	589	84.51	8.794
85.01—90.00	369	92,813,656.91	24.02	251,527.53	610	89.69	8.794
90.01—95.00	34	6,922,050.87	1.79	203,589.73	643	94.76	8.296
95.01—100.00	25	2,033,701.38	0.53	81,348.06	653	99.97	10.894
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10.01—15.00	1	$49,976.86	0.01%	$49,976.86	515	10.53%	9.790%
15.01—20.00	3	313,465.11	0.08	104,488.37	620	18.32	8.308
20.01—25.00	5	460,541.24	0.12	92,108.25	550	21.87	9.461
25.01—30.00	6	1,005,021.98	0.26	167,503.66	580	27.83	9.199
30.01—35.00	7	706,770.88	0.18	100,967.27	609	33.12	8.920
35.01—40.00	17	2,490,190.09	0.64	146,481.77	577	38.04	9.000
40.01—45.00	23	3,600,880.42	0.93	156,560.02	576	42.57	8.776
45.01—50.00	41	6,641,630.09	1.72	161,990.98	580	48.22	8.576
50.01—55.00	42	7,919,148.78	2.05	188,551.16	602	52.50	8.248
55.01—60.00	62	12,575,938.89	3.26	202,837.72	584	58.05	8.344
60.01—65.00	102	20,236,676.15	5.24	198,398.79	591	63.24	8.431
65.01—70.00	131	28,993,458.74	7.50	221,324.11	582	68.92	8.777
70.01—75.00	214	46,710,250.44	12.09	218,272.20	579	74.08	8.928
75.01—80.00	329	73,461,820.30	19.02	223,288.21	576	79.44	8.938
80.01—85.00	316	75,821,865.38	19.63	239,942.61	589	84.49	8.797
85.01—90.00	371	93,289,498.57	24.15	251,454.17	610	89.55	8.795
90.01—95.00	36	7,381,959.25	1.91	205,054.42	642	93.84	8.292
95.01—100.00	39	4,663,144.45	1.21	119,567.81	655	88.71	8.953
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	312	$101,473,759.82	26.27%	$325,236.41	594	75.75%	8.558%
FL	301	59,831,579.50	15.49	198,776.01	589	78.21	8.878
IL	122	26,377,644.20	6.83	216,210.20	582	79.94	9.187
MD	86	20,422,317.17	5.29	237,468.80	584	77.67	8.756
VA	101	19,331,816.86	5.00	191,404.13	586	77.98	8.653
AZ	86	18,126,865.45	4.69	210,777.51	592	80.85	8.576
NJ	57	16,074,256.11	4.16	282,004.49	600	78.98	9.298
NY	56	15,820,145.99	4.10	282,502.61	596	77.05	8.699
WA	41	9,267,536.30	2.40	226,037.47	595	79.03	8.878
NV	34	8,809,654.68	2.28	259,107.49	621	79.21	7.605
MA	32	8,478,605.19	2.19	264,956.41	600	74.48	8.461
CT	42	7,843,821.93	2.03	186,757.67	589	75.90	8.665
GA	48	7,200,290.29	1.86	150,006.05	580	82.78	9.642
PA	44	6,731,968.37	1.74	152,999.28	568	79.54	9.326
NC	41	6,637,329.06	1.72	161,886.07	590	79.94	9.260
Other	342	53,894,646.70	13.95	157,586.69	593	81.29	8.909
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	81	$15,535,736.61	4.02%	$191,799.22	607	73.04%	9.690%
Owner Occupied	1,648	367,266,601.24	95.07	222,855.95	591	78.51	8.741
Second Home	16	3,519,899.77	0.91	219,993.74	606	72.04	9.260
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	1,561	$339,884,860.33	87.98%	$217,735.34	589	78.17%	8.810%
2-4 Family	75	21,964,807.15	5.69	292,864.10	599	76.89	9.024
PUD	83	20,073,575.54	5.20	241,850.31	613	80.91	8.128
Condominium	20	3,601,979.66	0.93	180,098.98	613	76.15	8.369
Townhouse	6	797,014.94	0.21	132,835.82	593	84.49	9.366
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	1,427	$322,559,318.72	83.49%	$226,040.17	591	77.46%	8.746%
Rate/Term	214	42,113,544.87	10.90	196,792.27	586	81.37	8.849
Purchase	104	21,649,374.03	5.60	208,167.06	608	83.68	9.217
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	1,250	$262,686,130.74	68.00%	$210,148.90	588	79.01%	8.525%
Limited Documentation	7	1,204,263.16	0.31	172,037.59	595	81.93	9.240
Lite Documentation	7	2,053,803.09	0.53	293,400.44	572	76.61	8.308
Stated Documentation	481	120,378,040.63	31.16	250,266.20	598	76.51	9.353
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	7	$1,692,518.33	0.44%	$241,788.33	500	75.26%	10.201%
501—525	208	37,894,106.35	9.81	182,183.20	516	73.78	9.765
526—550	256	51,949,510.71	13.45	202,927.78	538	74.19	9.401
551—575	288	62,064,583.52	16.07	215,502.03	562	78.60	9.273
576—600	296	71,062,607.59	18.39	240,076.38	589	79.06	8.817
601—625	302	72,067,297.15	18.65	238,633.43	612	80.55	8.523
626—650	172	40,786,445.88	10.56	237,130.50	637	79.74	8.203
651—675	118	25,883,694.53	6.70	219,353.34	662	80.64	7.873
676—700	50	11,686,993.72	3.03	233,739.87	687	79.18	7.152
701—725	22	5,213,228.40	1.35	236,964.93	710	77.81	7.334
726—750	14	3,322,775.47	0.86	237,341.11	736	77.75	6.754
751—775	9	1,836,705.55	0.48	204,078.39	758	80.15	6.871
776—800	2	682,295.43	0.18	341,147.72	795	78.71	7.418
801—825	1	179,474.99	0.05	179,474.99	809	75.00	6.150
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	489	$102,084,344.56	26.42%	$208,761.44	585	79.26%	9.244%
4	1	402,765.73	0.10	402,765.73	567	59.09	8.700
6	2	769,360.62	0.20	384,680.31	566	78.07	11.494
12	84	23,371,236.17	6.05	278,229.00	591	75.95	9.044
24	666	161,143,702.17	41.71	241,957.51	583	78.28	8.810
36	503	98,550,828.37	25.51	195,926.10	613	77.71	8.182
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	1,721	$385,054,808.98	99.67%	$223,738.99	591	78.16%	8.773%
2	24	1,267,428.64	0.33	52,809.53	662	98.90	12.048
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$283,173,365.86
Number of Mortgage Loans:	1,180
Average Scheduled Principal Balance:	$239,977.43
Weighted Average Gross Coupon:	8.862%
Weighted Average Original Credit Score:	586
Weighted Average Original LTV Ratio²:	78.47%
Weighted Average Combined Original LTV Ratio²:	78.68%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.731%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.017%
Interest Only Loans:	10.70%
Silent Seconds:	1.13%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM	477	$99,060,309.03	34.98%	$207,673.60	569	76.21%	9.399%
2YR-ARM 10YR-IO	10	3,204,200.00	1.13	320,420.00	626	85.56	8.777
2YR-ARM 2YR-IO	1	620,000.00	0.22	620,000.00	616	85.52	7.350
2YR-ARM 5YR-IO	64	21,149,443.26	7.47	330,460.05	619	79.68	7.988
2YR-ARM Recast	1	157,530.22	0.06	157,530.22	596	91.16	8.250
3YR-ARM	55	10,603,291.04	3.74	192,787.11	605	79.51	8.514
3YR-ARM 10YR-IO	1	450,000.00	0.16	450,000.00	667	84.11	8.100
3YR-ARM 5YR-IO	17	4,868,797.42	1.72	286,399.85	636	78.88	7.542
40/30 2YR-ARM	389	100,816,787.62	35.60	259,169.12	583	79.62	8.921
40/30 3YR-ARM	31	7,775,286.47	2.75	250,815.69	578	75.30	8.215
40/30 5YR-ARM	1	361,498.31	0.13	361,498.31	735	59.83	6.325
50/30 2YR-ARM	84	23,487,979.03	8.29	279,618.80	597	80.58	8.482
50/30 3YR-ARM	41	8,955,645.37	3.16	218,430.37	609	81.23	7.397
50/30 5YR-ARM	3	825,801.48	0.29	275,267.16	658	74.74	7.366
5YR-ARM	5	836,796.61	0.30	167,359.32	626	75.61	9.318
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	6	$1,463,794.72	0.52%	$243,965.79	699	73.36%	5.738%
6.001—6.500	19	5,874,447.12	2.07	309,181.43	649	75.21	6.285
6.501—7.000	40	10,942,492.49	3.86	273,562.31	626	77.29	6.805
7.001—7.500	67	19,832,523.91	7.00	296,007.82	610	77.23	7.335
7.501—8.000	127	34,066,249.50	12.03	268,238.19	613	79.05	7.803
8.001—8.500	116	29,984,864.83	10.59	258,490.21	597	78.64	8.309
8.501—9.000	214	55,285,595.32	19.52	258,343.90	581	78.30	8.800
9.001—9.500	180	41,500,182.02	14.66	230,556.57	575	79.96	9.295
9.501—10.000	214	43,587,312.14	15.39	203,679.03	561	78.90	9.785
10.001—10.500	100	22,593,611.61	7.98	225,936.12	569	77.59	10.272
10.501—11.000	64	12,020,872.38	4.25	187,826.13	556	78.77	10.732
11.001—11.500	17	3,233,458.67	1.14	190,203.45	554	79.52	11.218
11.501—12.000	12	2,113,598.56	0.75	176,133.21	524	69.90	11.792
12.001—12.500	4	674,362.59	0.24	168,590.65	559	77.06	12.267
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	4	$199,886.31	0.07%	$49,971.58	523	24.71%	9.955%
50,000.01—100,000.00	102	8,283,209.74	2.93	81,207.94	560	72.18	9.798
100,000.01—150,000.00	223	27,982,553.17	9.88	125,482.30	574	74.98	9.278
150,000.01—200,000.00	228	39,967,481.83	14.11	175,295.97	575	77.11	9.078
200,000.01—250,000.00	198	43,991,145.84	15.54	222,177.50	585	76.96	8.716
250,000.01—300,000.00	138	38,036,120.81	13.43	275,624.06	586	79.49	8.785
300,000.01—350,000.00	76	24,546,311.09	8.67	322,977.78	588	76.76	8.710
350,000.01—400,000.00	70	26,459,409.43	9.34	377,991.56	589	81.40	8.740
400,000.01—450,000.00	37	15,657,893.68	5.53	423,186.32	584	79.73	8.862
450,000.01—500,000.00	38	18,229,331.97	6.44	479,719.26	591	80.49	8.793
500,000.01—550,000.00	19	9,956,603.13	3.52	524,031.74	589	85.24	8.812
550,000.01—600,000.00	15	8,508,861.90	3.00	567,257.46	613	84.03	8.321
600,000.01—650,000.00	22	13,780,241.57	4.87	626,374.62	609	80.47	8.544
650,000.01—700,000.00	4	2,696,698.56	0.95	674,174.64	610	86.28	9.160
700,000.01—750,000.00	2	1,407,521.31	0.50	703,760.66	592	87.51	8.864
750,000.01—800,000.00	2	1,578,895.52	0.56	789,447.76	587	65.26	8.786
800,000.01—850,000.00	1	841,200.00	0.30	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	0.37	1,050,000.00	622	69.08	8.625
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	4	$199,886.31	0.07%	$49,971.58	523	24.71%	9.955%
50,000.01—100,000.00	104	8,483,105.03	3.00	81,568.32	559	71.93	9.784
100,000.01—150,000.00	221	27,782,657.88	9.81	125,713.38	574	75.08	9.279
150,000.01—200,000.00	232	40,765,857.86	14.40	175,714.90	575	76.52	9.067
200,000.01—250,000.00	194	43,192,769.81	15.25	222,643.14	584	77.51	8.720
250,000.01—300,000.00	138	38,036,120.81	13.43	275,624.06	586	79.49	8.785
300,000.01—350,000.00	76	24,546,311.09	8.67	322,977.78	588	76.76	8.710
350,000.01—400,000.00	70	26,459,409.43	9.34	377,991.56	589	81.40	8.740
400,000.01—450,000.00	37	15,657,893.68	5.53	423,186.32	584	79.73	8.862
450,000.01—500,000.00	39	18,729,009.21	6.61	480,231.01	591	80.46	8.776
500,000.01—550,000.00	18	9,456,925.89	3.34	525,384.77	589	85.55	8.845
550,000.01—600,000.00	15	8,508,861.90	3.00	567,257.46	613	84.03	8.321
600,000.01—650,000.00	22	13,780,241.57	4.87	626,374.62	609	80.47	8.544
650,000.01—700,000.00	4	2,696,698.56	0.95	674,174.64	610	86.28	9.160
700,000.01—750,000.00	2	1,407,521.31	0.50	703,760.66	592	87.51	8.864
750,000.01—800,000.00	2	1,578,895.52	0.56	789,447.76	587	65.26	8.786
800,000.01—850,000.00	1	841,200.00	0.30	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	0.37	1,050,000.00	622	69.08	8.625
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10.01—15.00	1	$49,976.86	0.02%	$49,976.86	515	10.53%	9.790%
15.01—20.00	2	248,506.56	0.09	124,253.28	607	17.88	8.324
20.01—25.00	2	199,937.12	0.07	99,968.56	534	21.87	9.640
25.01—30.00	5	833,621.68	0.29	166,724.34	556	27.82	9.301
30.01—35.00	3	279,890.02	0.10	93,296.67	591	33.23	9.185
35.01—40.00	13	1,892,582.54	0.67	145,583.27	564	38.31	8.933
40.01—45.00	15	2,520,842.40	0.89	168,056.16	579	43.12	8.953
45.01—50.00	21	3,737,403.47	1.32	177,971.59	568	48.07	8.860
50.01—55.00	25	4,928,524.42	1.74	197,140.98	592	52.41	8.524
55.01—60.00	41	9,085,330.25	3.21	221,593.42	572	58.47	8.514
60.01—65.00	69	14,102,606.07	4.98	204,385.60	576	63.31	8.648
65.01—70.00	93	22,632,480.77	7.99	243,360.01	576	69.05	8.896
70.01—75.00	149	34,984,337.77	12.35	234,794.21	574	74.12	9.084
75.01—80.00	248	58,298,614.47	20.59	235,075.06	574	79.53	8.931
80.01—85.00	218	56,098,556.95	19.81	257,332.83	586	84.49	8.808
85.01—90.00	253	68,175,709.39	24.08	269,469.21	606	89.70	8.854
90.01—95.00	17	4,223,526.97	1.49	248,442.76	645	94.82	8.271
95.01—100.00	5	880,918.15	0.31	176,183.63	641	99.97	9.571
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10.01—15.00	1	$49,976.86	0.02%	$49,976.86	515	10.53%	9.790%
15.01—20.00	2	248,506.56	0.09	124,253.28	607	17.88	8.324
20.01—25.00	2	199,937.12	0.07	99,968.56	534	21.87	9.640
25.01—30.00	5	833,621.68	0.29	166,724.34	556	27.82	9.301
30.01—35.00	3	279,890.02	0.10	93,296.67	591	33.23	9.185
35.01—40.00	10	1,482,420.36	0.52	148,242.04	566	38.91	9.180
40.01—45.00	16	2,671,059.61	0.94	166,941.23	576	42.73	8.861
45.01—50.00	21	3,737,403.47	1.32	177,971.59	568	48.07	8.860
50.01—55.00	25	4,928,524.42	1.74	197,140.98	592	52.41	8.524
55.01—60.00	42	9,145,296.36	3.23	217,745.15	572	58.32	8.516
60.01—65.00	69	14,102,606.07	4.98	204,385.60	576	63.31	8.648
65.01—70.00	93	22,632,480.77	7.99	243,360.01	576	69.05	8.896
70.01—75.00	149	34,984,337.77	12.35	234,794.21	574	74.12	9.084
75.01—80.00	234	55,501,503.25	19.60	237,185.91	570	79.52	8.982
80.01—85.00	220	56,329,044.49	19.89	256,041.11	586	84.46	8.812
85.01—90.00	255	68,651,551.05	24.24	269,221.77	606	89.51	8.855
90.01—95.00	19	4,683,435.35	1.65	246,496.60	643	93.36	8.268
95.01—100.00	14	2,711,770.65	0.96	193,697.90	654	86.49	8.072
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	247	$82,847,950.95	29.26%	$335,416.81	588	76.30%	8.643%
FL	200	43,487,259.04	15.36	217,436.30	584	79.10	8.933
IL	95	21,328,102.15	7.53	224,506.34	582	79.66	9.142
NJ	51	14,969,040.52	5.29	293,510.60	598	79.34	9.337
MD	58	14,403,335.84	5.09	248,333.38	578	78.36	8.776
AZ	67	14,306,682.29	5.05	213,532.57	583	81.03	8.681
VA	67	14,061,388.25	4.97	209,871.47	581	78.45	8.693
NY	29	8,731,386.64	3.08	301,082.30	590	76.16	8.901
NV	23	5,975,003.33	2.11	259,782.75	599	79.87	7.843
WA	22	5,418,659.99	1.91	246,302.73	590	79.43	9.032
NC	28	5,251,656.61	1.85	187,559.16	590	80.68	9.120
MA	18	5,110,682.35	1.80	283,926.80	570	72.10	9.261
PA	29	4,663,043.24	1.65	160,794.59	567	79.64	9.441
CT	23	4,572,127.45	1.61	198,788.15	585	76.74	8.827
GA	25	4,482,188.53	1.58	179,287.54	581	83.91	9.261
Other	198	33,564,858.68	11.85	169,519.49	585	81.00	9.025
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	70	$13,541,602.55	4.78%	$193,451.47	602	73.15%	9.831%
Owner Occupied	1,097	266,723,808.28	94.19	243,139.30	585	78.78	8.808
Second Home	13	2,907,955.03	1.03	223,688.85	607	74.73	9.372
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	1,042	$245,417,994.00	86.67%	$235,525.91	583	78.42%	8.902%
2-4 Family	61	18,601,834.22	6.57	304,948.10	599	77.28	9.005
PUD	58	15,303,609.39	5.40	263,855.33	605	80.93	8.162
Condominium	15	3,230,674.69	1.14	215,378.31	612	76.36	8.294
Townhouse	4	619,253.56	0.22	154,813.39	607	86.42	8.972
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	978	$237,899,768.69	84.01%	$243,251.30	585	77.64%	8.831%
Rate/Term	118	26,675,560.48	9.42	226,064.07	578	82.12	8.864
Purchase	84	18,598,036.69	6.57	221,405.20	608	83.83	9.261
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	776	$176,892,165.85	62.47%	$227,953.82	579	79.41%	8.578%
Limited Documentation	7	1,204,263.16	0.43	172,037.59	595	81.93	9.240
Lite Documentation	6	1,834,358.03	0.65	305,726.34	563	76.21	8.477
Stated Documentation	391	103,242,578.82	36.46	264,047.52	597	76.86	9.352
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	5	$1,297,627.91	0.46%	$259,525.58	500	75.17%	10.226%
501—525	163	31,334,612.94	11.07	192,236.89	516	73.39	9.659
526—550	186	39,830,636.07	14.07	214,143.20	537	73.91	9.325
551—575	213	48,426,939.57	17.10	227,356.52	562	78.94	9.249
576—600	217	56,321,481.80	19.89	259,546.00	589	79.09	8.841
601—625	201	54,448,531.64	19.23	270,888.22	612	81.26	8.495
626—650	98	25,693,647.37	9.07	262,180.08	637	81.09	8.359
651—675	58	15,096,442.73	5.33	260,283.50	661	80.95	7.993
676—700	25	6,367,551.37	2.25	254,702.05	686	82.50	7.203
701—725	6	1,794,409.90	0.63	299,068.32	707	85.17	8.057
726—750	5	1,676,274.67	0.59	335,254.93	739	76.70	6.773
751—775	2	332,886.20	0.12	166,443.10	770	56.24	7.458
776—800	1	552,323.69	0.20	552,323.69	799	85.00	7.625
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	357	$81,388,514.87	28.74%	$227,979.03	583	79.27%	9.231%
4	1	402,765.73	0.14	402,765.73	567	59.09	8.700
6	2	769,360.62	0.27	384,680.31	566	78.07	11.494
12	54	16,002,850.36	5.65	296,349.08	588	76.09	9.280
24	656	159,323,403.37	56.26	242,871.04	583	78.23	8.805
36	110	25,286,470.91	8.93	229,877.01	610	79.26	7.697
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	1,131	$273,686,865.17	96.65%	$241,986.62	586	78.48%	8.864%
1.500	47	9,161,469.20	3.24	194,924.88	581	78.64	8.861
2.000	2	325,031.49	0.11	162,515.75	637	68.93	7.612
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	1	$240,124.90	0.08%	$240,124.90	653	80.00%	7.125%
3.001—4.000	7	1,642,082.53	0.58	234,583.22	697	74.63	6.050
4.001—5.000	41	10,128,725.23	3.58	247,042.08	633	78.38	6.701
5.001—6.000	898	223,769,768.13	79.02	249,186.82	588	79.48	8.873
6.001—7.000	201	42,671,833.57	15.07	212,297.68	561	73.42	9.369
7.001—8.000	31	4,656,613.07	1.64	150,213.32	574	77.41	9.491
8.001—9.000	1	64,218.43	0.02	64,218.43	599	84.61	10.250
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
11.001—12.000	6	$1,463,794.72	0.52%	$243,965.79	699	73.36%	5.738%
12.001—13.000	60	17,496,022.10	6.18	291,600.37	633	77.05	6.703
13.001—14.000	190	52,805,216.65	18.65	277,922.19	611	78.14	7.658
14.001—15.000	322	82,843,456.45	29.26	257,277.82	587	78.47	8.617
15.001—16.000	387	84,841,178.80	29.96	219,227.85	569	79.41	9.501
16.001—17.000	178	37,129,825.03	13.11	208,594.52	564	78.11	10.346
17.001—18.000	32	5,839,619.09	2.06	182,488.10	541	76.04	11.343
18.001—19.000	4	558,419.26	0.20	139,604.82	542	73.41	12.180
19.001 >=	1	195,833.76	0.07	195,833.76	596	80.00	12.100
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	6	$1,463,794.72	0.52%	$243,965.79	699	73.36%	5.738%
6.001—7.000	59	16,816,939.61	5.94	285,032.87	634	76.56	6.624
7.001—8.000	194	53,898,773.41	19.03	277,828.73	612	78.38	7.631
8.001—9.000	330	85,270,460.15	30.11	258,395.33	587	78.42	8.627
9.001—10.000	394	85,087,494.16	30.05	215,958.11	568	79.42	9.546
10.001—11.000	164	34,614,483.99	12.22	211,063.93	564	78.00	10.432
11.001—12.000	29	5,347,057.23	1.89	184,381.28	542	75.72	11.445
12.001 >=	4	674,362.59	0.24	168,590.65	559	77.06	12.267
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2008-12-01	2	$328,575.92	0.12%	$164,287.96	533	60.20%	9.882%
2009-01-01	10	1,626,285.39	0.57	162,628.54	597	83.68	8.865
2009-02-01	16	3,065,331.15	1.08	191,583.20	583	80.39	8.685
2009-03-01	77	16,905,059.11	5.97	219,546.22	600	78.98	8.488
2009-04-01	76	16,610,635.06	5.87	218,560.99	574	80.35	8.938
2009-05-01	845	209,960,362.53	74.15	248,473.80	582	78.23	9.032
2009-12-01	1	240,124.90	0.08	240,124.90	653	80.00	7.125
2010-02-01	3	708,192.29	0.25	236,064.10	643	75.71	7.861
2010-03-01	73	15,550,126.89	5.49	213,015.44	617	80.68	7.618
2010-04-01	35	7,060,356.24	2.49	201,724.46	598	77.29	7.994
2010-05-01	33	9,094,219.98	3.21	275,582.42	587	77.52	8.642
2012-03-01	4	1,033,226.85	0.36	258,306.71	703	67.71	6.880
2012-04-01	1	253,212.88	0.09	253,212.88	680	94.98	7.375
2012-05-01	4	737,656.67	0.26	184,414.17	589	71.31	9.747
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Prinicpal Balance:	$103,148,871.76
Number of Mortgage Loans:	565
Average Scheduled Principal Balance:	$182,564.37
Weighted Average Gross Coupon:	8.568%
Weighted Average Original Credit Score:	607
Weighted Average Original LTV Ratio[1]:	77.57%
Weighted Average Combined Original LTV Ratio[1]:	77.76%
Weighted Average Stated Remaining Term (months):	353
Weighted Average Original Term (months) :	355
Interest Only Loans:	3.15%
Silent Seconds:	1.08%

(1)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 FIXED	1	$133,424.82	0.13%	$133,424.82	696	54.00%	6.875%
15 FIXED	16	2,171,509.20	2.11	135,719.33	598	62.27	8.278
20 FIXED	3	599,179.38	0.58	199,726.46	648	65.71	6.921
25 FIXED	8	794,624.78	0.77	99,328.10	621	71.78	7.848
30 Fixed 10YR-IO	2	695,998.58	0.67	347,999.29	621	72.80	9.225
30 FIXED	369	59,955,471.91	58.13	162,480.95	607	76.97	8.641
30 FIXED 5YR-IO	8	2,554,000.00	2.48	319,250.00	642	86.69	8.019
30 FIXED Recast	1	322,567.51	0.31	322,567.51	585	95.00	7.500
40/30 FIXED	114	24,926,545.38	24.17	218,653.91	592	79.18	8.907
50/30 FIXED	43	10,995,550.20	10.66	255,710.47	636	79.25	7.740
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	4	$631,582.79	0.61%	$157,895.70	693	69.96%	5.907%
6.001—6.500	18	4,204,138.82	4.08	233,563.27	701	73.33	6.377
6.501—7.000	65	14,606,046.64	14.16	224,708.41	672	75.35	6.808
7.001—7.500	37	9,353,298.38	9.07	252,791.85	629	77.13	7.362
7.501—8.000	54	10,898,717.90	10.57	201,828.11	624	75.18	7.821
8.001—8.500	61	12,407,630.37	12.03	203,403.78	606	76.79	8.305
8.501—9.000	83	14,923,637.29	14.47	179,802.86	592	76.64	8.780
9.001—9.500	41	8,986,700.92	8.71	219,187.83	576	81.08	9.294
9.501—10.000	73	10,778,143.01	10.45	147,645.79	568	80.32	9.804
10.001—10.500	50	8,290,709.09	8.04	165,814.18	549	80.62	10.287
10.501—11.000	30	3,704,478.08	3.59	123,482.60	557	76.60	10.766
11.001—11.500	15	1,722,938.25	1.67	114,862.55	545	78.69	11.299
11.501—12.000	14	1,509,539.00	1.46	107,824.21	566	81.14	11.758
12.001—12.500	20	1,131,311.22	1.10	56,565.56	626	93.99	12.438
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	17	$722,667.57	0.70%	$42,509.86	613	82.94%	11.212%
50,000.01—100,000.00	103	7,785,353.27	7.55	75,585.95	591	73.42	9.943
100,000.01—150,000.00	151	18,777,378.66	18.20	124,353.50	601	76.55	8.859
150,000.01—200,000.00	97	16,663,604.91	16.15	171,789.74	601	75.71	8.664
200,000.01—250,000.00	84	18,644,523.90	18.08	221,958.62	614	76.49	8.162
250,000.01—300,000.00	49	13,319,181.43	12.91	271,820.03	598	76.90	8.554
300,000.01—350,000.00	15	4,820,750.74	4.67	321,383.38	630	82.37	7.788
350,000.01—400,000.00	22	8,078,659.88	7.83	367,211.81	606	77.30	8.192
400,000.01—450,000.00	8	3,396,961.84	3.29	424,620.23	624	81.74	8.473
450,000.01—500,000.00	2	933,501.09	0.91	466,750.55	605	86.90	8.172
500,000.01—550,000.00	9	4,755,290.03	4.61	528,365.56	617	82.90	7.947
550,000.01—600,000.00	2	1,180,000.00	1.14	590,000.00	636	84.86	9.173
600,000.01—650,000.00	2	1,263,606.64	1.23	631,803.32	660	82.42	7.583
650,000.01—700,000.00	3	2,019,412.25	1.96	673,137.42	627	84.47	7.896
750,000.01—800,000.00	1	787,979.55	0.76	787,979.55	595	90.00	9.115
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	17	$722,667.57	0.70%	$42,509.86	613	82.94%	11.212%
50,000.01—100,000.00	106	8,085,160.52	7.84	76,275.10	590	73.44	9.878
100,000.01—150,000.00	148	18,477,571.41	17.91	124,848.46	602	76.59	8.870
150,000.01—200,000.00	98	16,863,441.96	16.35	172,075.94	601	75.40	8.644
200,000.01—250,000.00	83	18,444,686.85	17.88	222,225.14	614	76.78	8.175
250,000.01—300,000.00	49	13,319,181.43	12.91	271,820.03	598	76.90	8.554
300,000.01—350,000.00	16	5,170,704.09	5.01	323,169.01	624	80.92	7.971
350,000.01—400,000.00	21	7,728,706.53	7.49	368,033.64	609	78.05	8.088
400,000.01—450,000.00	8	3,396,961.84	3.29	424,620.23	624	81.74	8.473
450,000.01—500,000.00	2	933,501.09	0.91	466,750.55	605	86.90	8.172
500,000.01—550,000.00	9	4,755,290.03	4.61	528,365.56	617	82.90	7.947
550,000.01—600,000.00	2	1,180,000.00	1.14	590,000.00	636	84.86	9.173
600,000.01—650,000.00	2	1,263,606.64	1.23	631,803.32	660	82.42	7.583
650,000.01—700,000.00	3	2,019,412.25	1.96	673,137.42	627	84.47	7.896
750,000.01—800,000.00	1	787,979.55	0.76	787,979.55	595	90.00	9.115
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	1	$133,424.82	0.13%	$133,424.82	696	54.00%	6.875%
121—180	16	2,171,509.20	2.11	135,719.33	598	62.27	8.278
181—240	3	599,179.38	0.58	199,726.46	648	65.71	6.921
241—300	8	794,624.78	0.77	99,328.10	621	71.78	7.848
301—360	537	99,450,133.58	96.41	185,195.78	607	78.05	8.592
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	1	$133,424.82	0.13%	$133,424.82	696	54.00%	6.875%
121—180	16	2,171,509.20	2.11	135,719.33	598	62.27	8.278
181—240	3	599,179.38	0.58	199,726.46	648	65.71	6.921
241—300	8	794,624.78	0.77	99,328.10	621	71.78	7.848
301—360	537	99,450,133.58	96.41	185,195.78	607	78.05	8.592
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$64,958.55	0.06%	$64,958.55	673	20.00%	8.250%
20.01—25.00	3	260,604.12	0.25	86,868.04	563	21.87	9.324
25.01—30.00	1	171,400.30	0.17	171,400.30	693	27.89	8.700
30.01—35.00	4	426,880.86	0.41	106,720.22	620	33.05	8.747
35.01—40.00	7	1,007,769.73	0.98	143,967.10	592	36.77	8.734
40.01—45.00	7	929,820.81	0.90	132,831.54	575	42.10	8.531
45.01—50.00	20	2,904,226.62	2.82	145,211.33	596	48.40	8.212
50.01—55.00	18	3,102,295.91	3.01	172,349.77	617	52.71	7.828
55.01—60.00	20	3,430,642.53	3.33	171,532.13	617	57.36	7.884
60.01—65.00	33	6,134,070.08	5.95	185,880.91	625	63.09	7.933
65.01—70.00	38	6,456,218.16	6.26	169,900.48	607	68.64	8.289
70.01—75.00	65	11,725,912.67	11.37	180,398.66	593	73.97	8.465
75.01—80.00	99	18,551,995.88	17.99	187,393.90	595	79.40	8.777
80.01—85.00	96	19,492,820.89	18.90	203,050.22	596	84.56	8.755
85.01—90.00	116	24,637,947.52	23.89	212,396.10	621	89.65	8.627
90.01—95.00	17	2,698,523.90	2.62	158,736.70	640	94.68	8.335
95.01—100.00	20	1,152,783.23	1.12	57,639.16	663	99.97	11.904
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$64,958.55	0.06%	$64,958.55	673	20.00%	8.250%
20.01—25.00	3	260,604.12	0.25	86,868.04	563	21.87	9.324
25.01—30.00	1	171,400.30	0.17	171,400.30	693	27.89	8.700
30.01—35.00	4	426,880.86	0.41	106,720.22	620	33.05	8.747
35.01—40.00	7	1,007,769.73	0.98	143,967.10	592	36.77	8.734
40.01—45.00	7	929,820.81	0.90	132,831.54	575	42.10	8.531
45.01—50.00	20	2,904,226.62	2.82	145,211.33	596	48.40	8.212
50.01—55.00	17	2,990,624.36	2.90	175,919.08	620	52.64	7.793
55.01—60.00	20	3,430,642.53	3.33	171,532.13	617	57.36	7.884
60.01—65.00	33	6,134,070.08	5.95	185,880.91	625	63.09	7.933
65.01—70.00	38	6,360,977.97	6.17	167,394.16	602	68.49	8.352
70.01—75.00	65	11,725,912.67	11.37	180,398.66	593	73.97	8.465
75.01—80.00	95	17,960,317.05	17.41	189,055.97	595	79.21	8.800
80.01—85.00	96	19,492,820.89	18.90	203,050.22	596	84.56	8.755
85.01—90.00	116	24,637,947.52	23.89	212,396.10	621	89.65	8.627
90.01—95.00	17	2,698,523.90	2.62	158,736.70	640	94.68	8.335
95.01—100.00	25	1,951,373.80	1.89	78,054.95	656	91.79	10.177
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	65	$18,625,808.87	18.06%	$286,550.91	620	73.27%	8.184%
FL	101	16,344,320.46	15.85	161,824.96	601	75.85	8.731
NY	27	7,088,759.35	6.87	262,546.64	604	78.15	8.450
MD	28	6,018,981.33	5.84	214,963.62	597	76.00	8.709
VA	34	5,270,428.61	5.11	155,012.61	598	76.73	8.546
IL	27	5,049,542.05	4.90	187,020.08	582	81.15	9.381
WA	19	3,848,876.31	3.73	202,572.44	603	78.47	8.661
AZ	19	3,820,183.16	3.70	201,062.27	623	80.20	8.183
MA	14	3,367,922.84	3.27	240,565.92	645	78.09	7.247
CT	19	3,271,694.48	3.17	172,194.45	594	74.73	8.437
TX	23	3,005,865.68	2.91	130,689.81	587	83.63	9.270
NV	11	2,834,651.35	2.75	257,695.58	668	77.81	7.106
GA	23	2,718,101.76	2.64	118,178.34	579	80.91	10.272
PA	15	2,068,925.13	2.01	137,928.34	571	79.31	9.068
MN	9	1,664,994.21	1.61	184,999.36	640	85.13	7.762
Other	131	18,149,816.17	17.60	138,548.22	606	80.31	8.800
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	11	$1,994,134.06	1.93%	$181,284.91	639	72.35%	8.728%
Owner Occupied	551	100,542,792.96	97.47	182,473.31	607	77.79	8.564
Second Home	3	611,944.74	0.59	203,981.58	604	59.26	8.729
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	519	$94,466,866.33	91.58%	$182,017.08	606	77.52%	8.570%
PUD	25	4,769,966.15	4.62	190,798.65	639	80.84	8.017
2-4 Family	14	3,362,972.93	3.26	240,212.35	598	74.77	9.133
Condominium	5	371,304.97	0.36	74,260.99	620	74.36	9.018
Townhouse	2	177,761.38	0.17	88,880.69	543	77.79	10.742
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	449	$84,659,550.03	82.08%	$188,551.34	609	76.93%	8.508%
Rate/Term	96	15,437,984.39	14.97	160,812.34	600	80.08	8.823
Purchase	20	3,051,337.34	2.96	152,566.87	609	82.78	8.951
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	474	$85,793,964.89	83.17%	$180,999.93	607	78.20%	8.414%
Lite Documentation	1	219,445.06	0.21	219,445.06	651	80.00	6.900
Stated Documentation	90	17,135,461.81	16.61	190,394.02	608	74.41	9.361
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	2	$394,890.42	0.38%	$197,445.21	500	75.57%	10.120%
501—525	45	6,559,493.41	6.36	145,766.52	515	75.62	10.272
526—550	70	12,118,874.64	11.75	173,126.78	538	75.12	9.651
551—575	75	13,637,643.95	13.22	181,835.25	561	77.38	9.359
576—600	79	14,741,125.79	14.29	186,596.53	589	78.96	8.725
601—625	101	17,618,765.51	17.08	174,443.22	611	78.36	8.607
626—650	74	15,092,798.51	14.63	203,956.74	637	77.45	7.937
651—675	60	10,787,251.80	10.46	179,787.53	663	80.19	7.706
676—700	25	5,319,442.35	5.16	212,777.69	689	75.21	7.091
701—725	16	3,418,818.50	3.31	213,676.16	712	73.95	6.955
726—750	9	1,646,500.80	1.60	182,944.53	734	78.82	6.734
751—775	7	1,503,819.35	1.46	214,831.34	755	85.44	6.741
776—800	1	129,971.74	0.13	129,971.74	776	52.00	6.540
801—825	1	179,474.99	0.17	179,474.99	809	75.00	6.150
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	132	$20,695,829.69	20.06%	$156,786.59	589	79.19%	9.296%
12	30	7,368,385.81	7.14	245,612.86	596	75.65	8.531
24	10	1,820,298.80	1.76	182,029.88	589	82.97	9.231
36	393	73,264,357.46	71.03	186,423.30	614	77.17	8.350
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	541	$101,881,443.12	98.77%	$188,320.60	607	77.31%	8.525%
2	24	1,267,428.64	1.23	52,809.53	662	98.90	12.048
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$178,145,093.86
Number of Mortgage Loans:	706
Average Scheduled Principal Balance:	$252,330.16
Weighted Average Gross Coupon:	8.668%
Weighted Average Original Credit Score:	591
Weighted Average Original LTV Ratio²:	79.49%
Weighted Average Combined Original LTV Ratio²:	79.67%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.741%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.015%
Interest Only Loans:	0.00%
Silent Seconds:	0.93%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40/30 2YR-ARM	389	$100,816,787.62	56.59%	$259,169.12	583	79.62%	8.921%
40/30 3YR-ARM	31	7,775,286.47	4.36	250,815.69	578	75.30	8.215
40/30 5YR-ARM	1	361,498.31	0.20	361,498.31	735	59.83	6.325
40/30 FIXED	114	24,926,545.38	13.99	218,653.91	592	79.18	8.907
50/30 2YR-ARM	84	23,487,979.03	13.18	279,618.80	597	80.58	8.482
50/30 3YR-ARM	41	8,955,645.37	5.03	218,430.37	609	81.23	7.397
50/30 5YR-ARM	3	825,801.48	0.46	275,267.16	658	74.74	7.366
50/30 FIXED	43	10,995,550.20	6.17	255,710.47	636	79.25	7.740
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	2	$402,945.82	0.23%	$201,472.91	717	56.44%	5.724%
6.001—6.500	16	4,131,841.17	2.32	258,240.07	647	73.18	6.240
6.501—7.000	42	10,524,115.44	5.91	250,574.18	649	74.95	6.779
7.001—7.500	57	16,714,754.35	9.38	293,241.30	610	76.98	7.351
7.501—8.000	84	23,527,302.71	13.21	280,086.94	617	79.00	7.804
8.001—8.500	79	18,840,000.01	10.58	238,481.01	599	79.11	8.314
8.501—9.000	142	35,538,454.00	19.95	250,270.80	579	80.16	8.807
9.001—9.500	103	27,439,410.95	15.40	266,402.05	573	81.71	9.294
9.501—10.000	104	23,588,268.46	13.24	226,810.27	568	80.79	9.772
10.001—10.500	44	10,556,158.48	5.93	239,912.69	562	80.27	10.241
10.501—11.000	22	4,955,063.00	2.78	225,230.14	559	82.20	10.741
11.001—11.500	7	1,452,758.29	0.82	207,536.90	573	84.97	11.238
11.501—12.000	4	474,021.18	0.27	118,505.30	558	77.82	11.716
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	36	$2,998,977.52	1.68%	$83,304.93	565	70.25%	9.523%
100,000.01—150,000.00	109	13,825,109.22	7.76	126,835.86	583	75.80	8.902
150,000.01—200,000.00	144	25,003,309.47	14.04	173,634.09	579	77.38	8.872
200,000.01—250,000.00	135	30,131,215.04	16.91	223,194.19	591	77.49	8.531
250,000.01—300,000.00	95	26,064,668.14	14.63	274,364.93	588	79.79	8.615
300,000.01—350,000.00	51	16,450,668.02	9.23	322,562.12	595	79.10	8.472
350,000.01—400,000.00	50	18,828,056.91	10.57	376,561.14	594	79.62	8.509
400,000.01—450,000.00	23	9,699,338.11	5.44	421,710.35	597	81.12	8.526
450,000.01—500,000.00	19	9,117,214.38	5.12	479,853.39	582	81.98	9.067
500,000.01—550,000.00	14	7,375,297.14	4.14	526,806.94	594	86.84	8.752
550,000.01—600,000.00	11	6,246,280.44	3.51	567,843.68	615	86.82	8.505
600,000.01—650,000.00	12	7,513,597.03	4.22	626,133.09	629	85.08	8.551
650,000.01—700,000.00	4	2,692,105.68	1.51	673,026.42	598	83.77	8.889
700,000.01—750,000.00	2	1,407,521.31	0.79	703,760.66	592	87.51	8.864
750,000.01—800,000.00	1	791,735.45	0.44	791,735.45	582	60.92	7.465
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	36	$2,998,977.52	1.68%	$83,304.93	565	70.25%	9.523%
100,000.01—150,000.00	109	13,825,109.22	7.76	126,835.86	583	75.80	8.902
150,000.01—200,000.00	147	25,601,801.01	14.37	174,161.91	580	76.48	8.862
200,000.01—250,000.00	132	29,532,723.50	16.58	223,732.75	590	78.28	8.533
250,000.01—300,000.00	95	26,064,668.14	14.63	274,364.93	588	79.79	8.615
300,000.01—350,000.00	52	16,800,621.37	9.43	323,088.87	594	78.72	8.514
350,000.01—400,000.00	49	18,478,103.56	10.37	377,104.15	595	79.97	8.471
400,000.01—450,000.00	23	9,699,338.11	5.44	421,710.35	597	81.12	8.526
450,000.01—500,000.00	19	9,117,214.38	5.12	479,853.39	582	81.98	9.067
500,000.01—550,000.00	14	7,375,297.14	4.14	526,806.94	594	86.84	8.752
550,000.01—600,000.00	11	6,246,280.44	3.51	567,843.68	615	86.82	8.505
600,000.01—650,000.00	12	7,513,597.03	4.22	626,133.09	629	85.08	8.551
650,000.01—700,000.00	4	2,692,105.68	1.51	673,026.42	598	83.77	8.889
700,000.01—750,000.00	2	1,407,521.31	0.79	703,760.66	592	87.51	8.864
750,000.01—800,000.00	1	791,735.45	0.44	791,735.45	582	60.92	7.465
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$198,554.41	0.11%	$198,554.41	620	18.18%	7.990%
20.01—25.00	1	99,978.25	0.06	99,978.25	556	22.22	8.940
25.01—30.00	2	267,895.55	0.15	133,947.78	582	29.47	8.649
30.01—35.00	2	289,936.32	0.16	144,968.16	587	33.72	8.908
35.01—40.00	7	1,415,697.42	0.79	202,242.49	577	37.76	8.241
40.01—45.00	9	1,560,328.76	0.88	173,369.86	597	43.16	8.573
45.01—50.00	9	1,323,015.87	0.74	147,001.76	584	48.15	8.457
50.01—55.00	21	4,254,707.78	2.39	202,605.13	599	52.33	8.275
55.01—60.00	19	3,801,389.81	2.13	200,073.15	598	57.71	7.729
60.01—65.00	39	9,135,645.62	5.13	234,247.32	584	63.49	8.340
65.01—70.00	42	10,265,586.09	5.76	244,418.72	584	68.82	8.252
70.01—75.00	87	20,969,517.75	11.77	241,028.94	584	74.22	8.765
75.01—80.00	131	32,912,238.89	18.47	251,238.46	578	79.50	8.712
80.01—85.00	141	36,769,174.61	20.64	260,774.29	586	84.56	8.727
85.01—90.00	183	51,828,398.59	29.09	283,215.29	604	89.74	8.861
90.01—95.00	11	2,823,213.22	1.58	256,655.75	651	94.94	8.009
95.01—100.00	1	229,814.92	0.13	229,814.92	676	100.00	8.250
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$198,554.41	0.11%	$198,554.41	620	18.18%	7.990%
20.01—25.00	1	99,978.25	0.06	99,978.25	556	22.22	8.940
25.01—30.00	2	267,895.55	0.15	133,947.78	582	29.47	8.649
30.01—35.00	2	289,936.32	0.16	144,968.16	587	33.72	8.908
35.01—40.00	5	1,065,501.35	0.60	213,100.27	585	38.24	8.351
40.01—45.00	10	1,710,545.97	0.96	171,054.60	591	42.55	8.463
45.01—50.00	9	1,323,015.87	0.74	147,001.76	584	48.15	8.457
50.01—55.00	21	4,254,707.78	2.39	202,605.13	599	52.33	8.275
55.01—60.00	19	3,801,389.81	2.13	200,073.15	598	57.71	7.729
60.01—65.00	39	9,135,645.62	5.13	234,247.32	584	63.49	8.340
65.01—70.00	41	10,058,674.35	5.65	245,333.52	582	68.88	8.286
70.01—75.00	87	20,969,517.75	11.77	241,028.94	584	74.22	8.765
75.01—80.00	127	32,027,707.36	17.98	252,186.67	577	79.40	8.730
80.01—85.00	142	36,885,115.64	20.71	259,754.34	585	84.55	8.730
85.01—90.00	184	52,028,377.45	29.21	282,762.92	604	89.54	8.859
90.01—95.00	12	3,175,121.60	1.78	264,593.47	646	93.29	8.000
95.01—100.00	4	853,408.78	0.48	213,352.20	654	85.39	7.569
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	175	$58,187,086.69	32.66%	$332,497.64	592	76.04%	8.567%
FL	133	29,160,898.80	16.37	219,254.88	592	81.12	8.668
IL	52	11,546,176.22	6.48	222,041.85	589	82.54	9.094
AZ	47	10,039,135.91	5.64	213,598.64	593	82.49	8.485
MD	39	9,558,217.65	5.37	245,082.50	579	79.31	8.773
NJ	21	7,384,220.69	4.15	351,629.56	613	84.13	9.192
VA	32	6,695,070.10	3.76	209,220.94	583	82.04	8.413
NV	22	5,703,536.17	3.20	259,251.64	625	79.60	7.413
NY	16	4,823,669.93	2.71	301,479.37	592	77.98	8.643
MN	18	3,931,926.40	2.21	218,440.36	577	82.52	9.138
WA	18	3,841,595.93	2.16	213,422.00	592	76.33	8.422
MA	11	3,254,169.00	1.83	295,833.55	573	71.08	8.925
GA	14	2,733,800.51	1.53	195,271.47	571	85.79	9.532
CT	12	2,641,391.43	1.48	220,115.95	582	78.18	8.820
PA	12	2,249,694.85	1.26	187,474.57	559	80.95	9.267
Other	84	16,394,503.58	9.20	195,172.66	590	82.90	8.737
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	18	$3,207,214.68	1.80%	$178,178.59	614	74.07%	9.258%
Owner Occupied	683	173,723,472.19	97.52	254,353.55	590	79.60	8.658
Second Home	5	1,214,406.99	0.68	242,881.40	637	78.02	8.605
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	630	$157,072,793.63	88.17%	$249,321.89	589	79.51%	8.698%
PUD	42	10,982,392.18	6.16	261,485.53	614	80.56	8.087
2-4 Family	24	8,146,616.16	4.57	339,442.34	602	79.44	8.855
Condominium	7	1,608,106.80	0.90	229,729.54	593	71.39	8.634
Townhouse	3	335,185.09	0.19	111,728.36	581	74.12	9.400
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	606	$152,942,953.91	85.85%	$252,381.11	590	79.09%	8.678%
Rate/Term	76	18,011,290.57	10.11	236,990.67	587	80.91	8.582
Purchase	24	7,190,849.38	4.04	299,618.72	619	84.47	8.682
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	509	$121,259,484.81	68.07%	$238,230.81	586	79.98%	8.437%
Limited Documentation	5	829,211.35	0.47	165,842.27	614	78.75	8.654
Lite Documentation	3	1,181,437.15	0.66	393,812.38	560	70.24	8.193
Stated Documentation	189	54,874,960.55	30.80	290,343.71	602	78.63	9.190
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	2	$366,202.46	0.21%	$183,101.23	500	74.01%	10.704%
501—525	64	13,249,403.54	7.44	207,021.93	517	76.20	9.448
526—550	115	25,672,455.65	14.41	223,238.74	537	74.96	9.031
551—575	124	31,589,504.24	17.73	254,754.07	561	81.00	9.274
576—600	127	34,174,054.97	19.18	269,087.05	589	79.45	8.683
601—625	145	37,825,170.49	21.23	260,863.24	612	81.99	8.496
626—650	61	16,127,724.09	9.05	264,388.92	637	81.08	7.998
651—675	32	9,164,010.58	5.14	286,375.33	661	81.47	7.689
676—700	16	4,182,326.34	2.35	261,395.40	686	78.98	7.398
701—725	10	2,892,647.76	1.62	289,264.78	708	79.40	7.431
726—750	4	1,385,672.45	0.78	346,418.11	739	70.36	6.800
751—775	4	833,625.86	0.47	208,406.47	759	71.55	7.027
776—800	2	682,295.43	0.38	341,147.72	795	78.71	7.418
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	172	$42,110,037.90	23.64%	$244,825.80	587	81.44%	9.093%
6	1	463,449.35	0.26	463,449.35	603	90.00	11.200
12	34	9,995,665.15	5.61	293,990.15	592	75.90	8.978
24	336	87,099,621.70	48.89	259,225.06	584	79.30	8.712
36	163	38,476,319.76	21.60	236,051.04	611	78.60	7.996
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
1.500	549	142,222,998.28	79.84	259,058.28	587	79.57	8.698
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
1.000	529	137,888,489.66	77.40	260,658.77	588	79.63	8.699
1.500	20	4,334,508.62	2.43	216,725.43	563	77.62	8.685
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
3.001—4.000	2	402,945.82	0.23	201,472.91	717	56.44	5.724
4.001—5.000	28	6,812,192.92	3.82	243,292.60	629	78.26	6.648
5.001—6.000	413	111,881,562.76	62.80	270,899.67	589	80.80	8.754
6.001—7.000	93	20,750,998.41	11.65	223,129.02	564	73.77	9.051
7.001—8.000	13	2,375,298.37	1.33	182,715.26	566	79.60	9.385
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
11.001—12.000	2	402,945.82	0.23	201,472.91	717	56.44	5.724
12.001—13.000	37	9,824,576.66	5.51	265,529.10	627	76.35	6.674
13.001—14.000	109	30,924,924.54	17.36	283,714.90	609	78.39	7.661
14.001—15.000	170	43,721,786.98	24.54	257,186.98	584	79.45	8.626
15.001—16.000	170	43,244,621.09	24.27	254,380.12	573	81.08	9.462
16.001—17.000	54	12,643,602.85	7.10	234,140.79	562	80.65	10.267
17.001—18.000	7	1,460,540.34	0.82	208,648.62	560	81.67	11.086
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
5.001—6.000	2	402,945.82	0.23	201,472.91	717	56.44	5.724
6.001—7.000	36	9,318,994.17	5.23	258,860.95	628	76.26	6.573
7.001—8.000	111	31,644,900.07	17.76	285,089.19	609	78.24	7.629
8.001—9.000	176	45,105,332.80	25.32	256,280.30	583	79.47	8.648
9.001—10.000	172	43,406,075.46	24.37	252,360.90	572	81.14	9.507
10.001—11.000	47	11,179,925.23	6.28	237,870.75	565	80.78	10.400
11.001—12.000	5	1,164,824.73	0.65	232,964.95	570	83.56	11.257
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
2008-12-01	1	195,844.16	0.11	195,844.16	512	40.00	10.650
2009-01-01	2	270,719.95	0.15	135,359.98	575	80.02	9.163
2009-02-01	7	1,280,094.32	0.72	182,870.62	557	71.32	9.126
2009-03-01	45	9,339,418.35	5.24	207,542.63	590	79.42	8.399
2009-04-01	49	11,039,831.32	6.20	225,302.68	570	80.98	8.934
2009-05-01	369	102,178,858.55	57.36	276,907.48	587	79.89	8.860
2010-02-01	1	109,909.09	0.06	109,909.09	613	52.38	9.150
2010-03-01	37	8,472,258.65	4.76	228,979.96	609	79.18	7.193
2010-04-01	21	4,398,095.71	2.47	209,433.13	589	79.52	7.966
2010-05-01	13	3,750,668.39	2.11	288,512.95	570	76.41	8.836
2012-03-01	3	963,321.03	0.54	321,107.01	713	69.72	6.656
2012-05-01	1	223,978.76	0.13	223,978.76	547	72.26	8.740
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$33,542,439.26
Number of Mortgage Loans:	103
Average Scheduled Principal Balance:	$325,654.75
Weighted Average Gross Coupon:	8.016%
Weighted Average Original Credit Score:	624
Weighted Average Original LTV Ratio²:	80.68%
Weighted Average Combined Original LTV Ratio²:	81.08%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.569%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.016%
Interest Only Loans:	100.00%
Silent Seconds:	2.07%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM 10YR-IO	10	$3,204,200.00	9.55%	$320,420.00	626	85.56%	8.777%
2YR-ARM 2YR-IO	1	620,000.00	1.85	620,000.00	616	85.52	7.350
2YR-ARM 5YR-IO	64	21,149,443.26	63.05	330,460.05	619	79.68	7.988
30 Fixed 10YR-IO	2	695,998.58	2.07	347,999.29	621	72.80	9.225
30 FIXED 5YR-IO	8	2,554,000.00	7.61	319,250.00	642	86.69	8.019
3YR-ARM 10YR-IO	1	450,000.00	1.34	450,000.00	667	84.11	8.100
3YR-ARM 5YR-IO	17	4,868,797.42	14.52	286,399.85	636	78.88	7.542
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	3	$530,000.00	1.58%	$176,666.67	709	84.35%	5.833%
6.001—6.500	2	883,097.42	2.63	441,548.71	642	60.76	6.391
6.501—7.000	11	3,797,799.05	11.32	345,254.46	644	78.59	6.789
7.001—7.500	14	5,641,969.21	16.82	402,997.80	625	78.21	7.349
7.501—8.000	26	6,532,268.58	19.47	251,241.10	613	79.77	7.767
8.001—8.500	16	5,465,600.00	16.29	341,600.00	620	84.32	8.288
8.501—9.000	18	6,893,800.00	20.55	382,988.89	618	83.83	8.713
9.001—9.500	6	1,781,750.00	5.31	296,958.33	626	77.00	9.360
9.501—10.000	6	1,331,905.00	3.97	221,984.17	618	84.85	9.847
10.001—10.500	1	684,250.00	2.04	684,250.00	640	85.00	10.250
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
100,000.01—150,000.00	10	$1,266,148.58	3.77%	$126,614.86	635	69.85%	8.112%
150,000.01—200,000.00	12	2,088,270.00	6.23	174,022.50	632	78.55	8.145
200,000.01—250,000.00	22	4,780,350.00	14.25	217,288.64	627	78.73	7.855
250,000.01—300,000.00	15	4,167,354.05	12.42	277,823.60	627	82.48	7.899
300,000.01—350,000.00	9	2,987,297.00	8.91	331,921.89	617	75.34	8.169
350,000.01—400,000.00	9	3,413,150.00	10.18	379,238.89	622	86.04	8.220
400,000.01—450,000.00	4	1,782,000.00	5.31	445,500.00	613	84.80	7.753
450,000.01—500,000.00	7	3,343,050.00	9.97	477,578.57	613	83.21	7.932
500,000.01—550,000.00	2	1,058,270.00	3.16	529,135.00	619	86.86	7.490
550,000.01—600,000.00	5	2,889,899.63	8.62	577,979.93	626	81.03	8.189
600,000.01—650,000.00	4	2,513,500.00	7.49	628,375.00	615	78.17	7.851
650,000.01—700,000.00	2	1,361,950.00	4.06	680,975.00	628	87.49	8.877
800,000.01—850,000.00	1	841,200.00	2.51	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	3.13	1,050,000.00	622	69.08	8.625
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
100,000.01—150,000.00	10	$1,266,148.58	3.77%	$126,614.86	635	69.85%	8.112%
150,000.01—200,000.00	12	2,088,270.00	6.23	174,022.50	632	78.55	8.145
200,000.01—250,000.00	22	4,780,350.00	14.25	217,288.64	627	78.73	7.855
250,000.01—300,000.00	15	4,167,354.05	12.42	277,823.60	627	82.48	7.899
300,000.01—350,000.00	9	2,987,297.00	8.91	331,921.89	617	75.34	8.169
350,000.01—400,000.00	9	3,413,150.00	10.18	379,238.89	622	86.04	8.220
400,000.01—450,000.00	4	1,782,000.00	5.31	445,500.00	613	84.80	7.753
450,000.01—500,000.00	7	3,343,050.00	9.97	477,578.57	613	83.21	7.932
500,000.01—550,000.00	2	1,058,270.00	3.16	529,135.00	619	86.86	7.490
550,000.01—600,000.00	5	2,889,899.63	8.62	577,979.93	626	81.03	8.189
600,000.01—650,000.00	4	2,513,500.00	7.49	628,375.00	615	78.17	7.851
650,000.01—700,000.00	2	1,361,950.00	4.06	680,975.00	628	87.49	8.877
800,000.01—850,000.00	1	841,200.00	2.51	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	3.13	1,050,000.00	622	69.08	8.625
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30.01—35.00	1	$100,998.58	0.30%	$100,998.58	657	31.56%	7.750%
35.01—40.00	1	176,000.00	0.52	176,000.00	612	37.45	9.200
45.01—50.00	5	1,015,800.00	3.03	203,160.00	597	48.12	7.992
50.01—55.00	2	485,000.00	1.45	242,500.00	650	52.73	6.847
55.01—60.00	4	1,512,100.00	4.51	378,025.00	627	59.32	7.086
60.01—65.00	2	659,497.00	1.97	329,748.50	618	62.56	6.806
65.01—70.00	4	1,970,670.00	5.88	492,667.50	613	69.14	7.765
70.01—75.00	9	2,402,500.00	7.16	266,944.44	612	73.62	7.939
75.01—80.00	15	3,862,400.00	11.51	257,493.33	631	79.95	7.883
80.01—85.00	22	8,951,319.63	26.69	406,878.17	622	84.28	8.235
85.01—90.00	35	11,508,404.05	34.31	328,811.54	628	89.46	8.181
90.01—95.00	3	897,750.00	2.68	299,250.00	649	95.00	7.974
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30.01—35.00	1	$100,998.58	0.30%	$100,998.58	657	31.56%	7.750%
35.01—40.00	1	176,000.00	0.52	176,000.00	612	37.45	9.200
45.01—50.00	5	1,015,800.00	3.03	203,160.00	597	48.12	7.992
50.01—55.00	2	485,000.00	1.45	242,500.00	650	52.73	6.847
55.01—60.00	4	1,512,100.00	4.51	378,025.00	627	59.32	7.086
60.01—65.00	2	659,497.00	1.97	329,748.50	618	62.56	6.806
65.01—70.00	4	1,970,670.00	5.88	492,667.50	613	69.14	7.765
70.01—75.00	9	2,402,500.00	7.16	266,944.44	612	73.62	7.939
75.01—80.00	11	3,168,400.00	9.45	288,036.36	626	79.94	7.901
80.01—85.00	22	8,951,319.63	26.69	406,878.17	622	84.28	8.235
85.01—90.00	35	11,508,404.05	34.31	328,811.54	628	89.46	8.181
90.01—95.00	4	1,005,750.00	3.00	251,437.50	650	93.39	8.111
95.01—100.00	3	586,000.00	1.75	195,333.33	653	80.00	7.531
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	37	$14,624,496.63	43.60%	$395,256.67	621	78.58%	7.928%
FL	22	5,152,723.58	15.36	234,214.71	623	79.97	8.105
MD	7	2,601,750.00	7.76	371,678.57	619	83.06	8.240
IL	5	2,471,700.00	7.37	494,340.00	617	79.74	8.498
VA	5	1,293,500.00	3.86	258,700.00	613	77.74	8.184
AZ	5	1,134,100.00	3.38	226,820.00	656	85.00	7.780
CT	4	904,499.05	2.70	226,124.76	641	86.39	7.022
MA	2	735,500.00	2.19	367,750.00	676	89.15	7.161
WA	2	712,400.00	2.12	356,200.00	668	82.60	7.752
NV	1	620,000.00	1.85	620,000.00	616	85.52	7.350
NY	1	480,000.00	1.43	480,000.00	607	84.96	8.290
OR	1	450,000.00	1.34	450,000.00	592	90.00	7.640
TN	2	357,170.00	1.06	178,585.00	621	78.55	8.766
GA	1	323,000.00	0.96	323,000.00	630	85.00	9.900
NH	1	323,000.00	0.96	323,000.00	601	85.00	7.425
Other	7	1,358,600.00	4.05	194,085.71	632	84.75	8.455
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	4	$1,147,250.00	3.42%	$286,812.50	644	79.56%	9.735%
Owner Occupied	98	32,065,189.26	95.60	327,195.81	623	80.78	7.943
Second Home	1	330,000.00	0.98	330,000.00	654	75.00	9.225
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	90	$29,112,984.63	86.79%	$323,477.61	624	79.88%	8.002%
PUD	6	1,902,505.00	5.67	317,084.17	615	85.98	8.097
2-4 Family	3	1,420,749.63	4.24	473,583.21	627	83.94	8.663
Condominium	3	816,450.00	2.43	272,150.00	663	86.33	6.975
Townhouse	1	289,750.00	0.86	289,750.00	624	95.00	8.700
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	83	$28,301,084.63	84.37%	$340,976.92	625	79.55%	7.956%
Purchase	10	2,163,855.00	6.45	216,385.50	631	84.96	8.756
Rate/Term	10	3,077,499.63	9.17	307,749.96	617	88.15	8.055
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	68	$22,485,115.05	67.03%	$330,663.46	622	81.81%	7.819%
Lite Documentation	1	481,500.00	1.44	481,500.00	572	90.00	8.600
Stated Documentation	34	10,575,824.21	31.53	311,053.65	631	77.86	8.409
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
551—575	2	$820,300.00	2.45%	$410,150.00	569	72.79%	8.166%
576—600	22	6,720,099.21	20.03	305,459.06	591	78.60	8.047
601—625	33	11,857,120.00	35.35	359,306.67	613	81.20	8.155
626—650	22	7,562,852.42	22.55	343,766.02	636	81.20	8.165
651—675	18	4,730,367.63	14.10	262,798.20	661	81.25	7.847
676—700	4	1,386,200.00	4.13	346,550.00	690	82.44	6.957
726—750	2	465,500.00	1.39	232,750.00	730	92.24	6.254
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	20	$7,527,750.00	22.44%	$376,387.50	617	81.29%	8.511%
12	3	898,099.05	2.68	299,366.35	624	81.47	7.985
24	58	18,780,044.21	55.99	323,793.87	620	80.65	8.000
36	22	6,336,546.00	18.89	288,024.82	645	79.97	7.483
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
1.500	93	30,292,440.68	90.31	325,725.17	623	80.36	7.989
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
1.000	88	29,320,990.68	87.41	333,193.08	623	80.17	7.980
1.500	5	971,450.00	2.90	194,290.00	622	85.93	8.248
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
3.001—4.000	2	380,000.00	1.13	190,000.00	713	88.04	5.776
4.001—5.000	7	1,959,246.47	5.84	279,892.35	642	75.60	6.789
5.001—6.000	76	25,420,944.58	75.79	334,486.11	622	80.05	8.076
6.001—7.000	7	2,170,999.63	6.47	310,142.80	605	86.17	8.182
7.001—8.000	1	361,250.00	1.08	361,250.00	615	85.00	9.500
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
11.001—12.000	2	380,000.00	1.13	190,000.00	713	88.04	5.776
12.001—13.000	12	4,597,896.47	13.71	383,158.04	636	76.16	6.802
13.001—14.000	34	10,648,189.21	31.75	313,182.04	618	78.08	7.533
14.001—15.000	32	11,124,950.00	33.17	347,654.69	618	83.41	8.483
15.001—16.000	12	2,857,155.00	8.52	238,096.25	624	81.62	9.424
16.001—17.000	1	684,250.00	2.04	684,250.00	640	85.00	10.250
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
5.001—6.000	2	380,000.00	1.13	190,000.00	713	88.04	5.776
6.001—7.000	12	4,424,396.47	13.19	368,699.71	639	74.37	6.714
7.001—8.000	37	11,305,239.21	33.70	305,547.01	618	78.91	7.571
8.001—9.000	31	11,129,300.00	33.18	359,009.68	617	83.76	8.515
9.001—10.000	10	2,369,255.00	7.06	236,925.50	625	79.90	9.591
10.001—11.000	1	684,250.00	2.04	684,250.00	640	85.00	10.250
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	June 21, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
2009-01-01	3	680,600.00	2.03	226,866.67	618	82.80	8.224
2009-02-01	3	1,127,449.63	3.36	375,816.54	608	88.54	7.969
2009-03-01	10	3,590,998.63	10.71	359,099.86	632	78.70	7.949
2009-04-01	3	687,455.00	2.05	229,151.67	644	86.68	8.719
2009-05-01	56	18,887,140.00	56.31	337,270.36	617	80.16	8.075
2010-02-01	1	400,000.00	1.19	400,000.00	653	80.00	7.240
2010-03-01	9	2,429,997.42	7.24	269,999.71	636	81.24	7.632
2010-04-01	3	635,800.00	1.90	211,933.33	616	64.98	7.106
2010-05-01	5	1,853,000.00	5.52	370,600.00	646	81.58	7.773
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.